Exhibit 32.1
Certification of Principal Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Stuart M. Essig, President and Chief Executive Officer of Integra LifeSciences Holdings Corporation (the “Company”), hereby certify that, to my knowledge:
1.
The Annual Report on Form 10-K, as amended, of the Company for the year ended December 31, 2007 (the “Report”) fully complies with the requirement of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stuart M. Essig

Date: July 31, 2008	Stuart M. Essig
President and Chief Executive Officer